Exhibit 99.1

For Immediate Release

Press Release	Investor Contact: Will Gabrielski Vice President, Investor Relations 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Vice President, Global External Communications 212.739.7212 Brendan.Ranson-Walsh@aecom.com

AECOM reports second quarter fiscal year 2017 results

LOS ANGELES (May 9, 2017) — AECOM (NYSE: ACM), a premier, fully integrated global infrastructure firm, today reported second quarter revenue of $4.4 billion. Net income(1) and diluted earnings per share(1) were $102 million and $0.65 in the second quarter, respectively. On an adjusted basis, diluted earnings per share(2) was $0.89.

•                  Delivered positive organic revenue growth, driven by strong performance in Building Construction, Power and in international design markets.

•                  Continued business development momentum with a 4%(3) year-over-year increase in backlog, and a substantial $3.6 billion Management Services award shortly following the close of the quarter.

•                  Closed on the first monetization of an AECOM Capital property on April 28, 2017, which will contribute $0.17 of EPS in the fiscal third quarter.

($ in millions, except EPS)	As Reported		Adjusted (Non- GAAP)		As Reported YoY % Change		Adjusted YoY % Change	Highlights
Revenue	$4,427		—		1%		—	Positive Q1 momentum continued into Q2
Operating Income	$141		$189	(4)	0%		(30)%	Prior year included $45 million benefit from an accelerated recovery of a government pension entitlement
Net Income	$102	(1)	$141	(2)	145%		5%
EPS (Fully Diluted)	$0.65	(1)	$0.89	(2)	141%		2%	Business outperformance; $0.33 benefit from tax performance mostly contemplated in prior tax guidance
Operating Cash Flow	$(46)		—		NM		—	Cash flow in the business consistent with expectations; $60 million outflow related to previously-disclosed legal settlement
Free Cash Flow	—		$(64	)(5)	—		NM	On track with annual $600 to $800 million guidance
Backlog	$42,443		—		4	%(3)	—	Substantial momentum following quarter close

Note: All comparisons are year over year unless otherwise noted.

“We had several key accomplishments in the second quarter: we delivered EPS ahead of our expectations, we had positive organic revenue growth and we announced the first monetization from our AECOM Capital portfolio,” said Michael S. Burke, AECOM’s chairman and chief executive officer. “In addition, shortly after the quarter closed, we were selected for a substantial $3.6 billion project in our Management Services business, which builds on our recent large project wins. These successes are the clearest evidence yet that our intensified business development investments and efforts to drive growth are delivering results.”

“Our strong financial performance and outlook are a testament to our consistent execution and the benefits of our diverse end-market and geographic exposure,” said Stephen M. Kadenacy, AECOM’s president and chief operating officer. “As we progress through the second half of the fiscal year, our attention remains focused on delivering strong results and building on our pipeline momentum to best position the business for long-term outperformance.”

—more—

Wins and Backlog

Wins in the quarter were $3.4 billion, an increase of 10% over the prior-year period, and resulted in a book-to-burn ratio(6) of 0.7. Total backlog increased 4%(3) over the prior-year period to $42.4 billion. The Company’s backlog is expected to reflect the $3.6 billion Management Services award upon resolution of a protest by the incumbent contractor.

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its three segments: Design & Consulting Services, Construction Services and Management Services.

Design & Consulting Services (DCS)

The DCS segment delivers planning, consulting, architectural and engineering design services to commercial and government clients worldwide in markets such as transportation, facilities, environmental, energy, water and government.

Revenue in the second quarter was $1.9 billion. Constant-currency organic(7) revenue decreased by 3% as significant infrastructure investment initiatives have yet to positively impact the Company’s markets.

Operating income was $113 million compared to $99 million in the year-ago period. On an adjusted basis, operating income(8) was $120 million compared to $140 million in the year-ago period. Second quarter adjusted operating income reflects strong underlying execution offset by increased investments in business development to capitalize on improving market trends and the expected lower contribution from normal margin.

Construction Services (CS)

The CS segment provides construction services for energy, sports, commercial, industrial, and public and private infrastructure clients.

Revenue in the second quarter was $1.7 billion. Constant-currency organic(7) revenue increased by 12%, highlighted by growth in the Building Construction and Power businesses.

Operating income was $26 million compared to operating income of $5 million in the year-ago period. On an adjusted basis, operating income(8) was $34 million compared to $17 million in the year-ago period. This improvement reflects strong performance in the Building Construction and Power businesses and better performance in Oil & Gas.

Management Services (MS)

The MS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems-integration services and information technology services, primarily for agencies of the U.S. government, national governments around the world and commercial customers.

Revenue in the second quarter was $827 million. Organic(7) revenue decreased by 8%.

Operating income was $52 million compared to $116 million in the year-ago period. On an adjusted basis, operating income(9) was $65 million compared to $140 million in the year-ago period.

Revenue and adjusted operating income(9) in the year-ago period included a $45 million benefit from an accelerated recovery of a government pension entitlement resulting from the harmonization of the Company’s benefit program. Excluding this item, organic(7) revenue declined by 4% year-over-year.

Tax Rate

The effective tax rate in the second quarter was (44.2%) and included a benefit from the reversal of a deferred tax asset valuation allowance. The net impact from the reversal of a deferred tax asset valuation allowance and a higher rate than contemplated in guidance was a $0.33 benefit to earnings per share in the fiscal second quarter. On an adjusted basis, the effective tax rate was (16.5%). The adjusted tax rate was derived by re-computing the expected annual effective tax rate on earnings from adjusted net income.(10) The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Cash Flow

Operating cash flow for the second quarter was ($46) million, and free cash flow(5) was ($64) million. Cash flow was impacted by the outflow from a legal settlement that was disclosed in the fiscal first quarter.

The Company remains on track with its annual free cash flow guidance of $600 million to $800 million for fiscal 2017.

Balance Sheet

AECOM had $726 million of total cash and cash equivalents, $3.5 billion of net debt and $870 million in unused capacity under its $1.05 billion revolving credit facility. Total debt has declined by $1.1 billion since closing the URS acquisition in October 2014.

Financial Outlook

AECOM is reiterating fiscal year 2017 adjusted EPS(2) guidance of $2.80 to $3.20, which includes approximately $0.20 of anticipated gains related to AECOM Capital realizations at the mid-point of the range.

The Company expects fiscal 2017 full-year interest expense, excluding amortization of deferred financing fees, of approximately $210 million as compared to $200 million previously. The Company expects an effective tax rate(10) for adjusted earnings of approximately 18% compared to 20% previously. The net impact to adjusted EPS guidance from these two changes is immaterial.

The Company continues to expect a full-year share count of 159 million.

The Company also expects $36 million of acquisition and integration expenses during the fiscal year.

Fiscal year 2017 capital expenditures(11) are expected to be approximately $115 million. The Company expects depreciation expense of approximately $165 million and the amortization of intangible assets(12) to be approximately $95 million.

Conference Call

AECOM is hosting a conference call today at 12 p.m. EDT, during which management will make a brief presentation focusing on the Company’s results, strategies and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at www.aecom.com. The webcast will be available for replay following the call.

(1) Defined as attributable to AECOM.

(2) Defined as attributable to AECOM, excluding acquisition and integration related expenses, financing charges in interest expense, the amortization of intangible assets, and financial impacts associated with expected and actual dispositions of non-core businesses and assets.

(3) On a constant-currency basis.

(4) Excluding acquisition and integration related expenses, financing charges in interest expense, the amortization of intangible assets, and financial impacts associated with expected and actual dispositions of non-core businesses and assets.

(5) Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals.

(6) Book-to-burn ratio is defined as the amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures.

(7) Organic growth is at constant currency and excludes revenue associated with actual and planned non-core asset and business dispositions. Results expressed in constant currency are presented excluding the impact from changes in currency exchange rates.

(8) Excluding intangible amortization and financial impacts associated with expected and actual dispositions of non-core businesses and assets.

(9) Excluding intangible amortization.

(10) Inclusive of non-controlling interest deduction and adjusted for acquisition and integration expenses, financing charges in interest expense, the amortization of intangible assets and financial impacts associated with actual and planned dispositions of non-core businesses and assets.

(11) Capital expenditures, net of proceeds from disposals.

(12) Amortization of intangible assets expense includes the impact of amortization included in equity in earnings of joint ventures and non-controlling interests.

About AECOM

AECOM (NYSE:ACM) is built to deliver a better world. We design, build, finance and operate infrastructure assets for governments, businesses and organizations in more than 150 countries. As a fully integrated firm, we connect knowledge and experience across our global network of experts to help clients solve their most complex challenges. From high-performance buildings and infrastructure, to resilient communities and environments, to stable and secure nations, our work is transformative, differentiated and vital. A Fortune 500 firm, AECOM had revenue of approximately $17.4 billion during fiscal year 2016. See how we deliver what others can only imagine at aecom.com and @AECOM.

All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, cash flows, tax rate, share count, interest expense, amortization of intangible assets and financial fees, AECOM Capital realizations, Management Services awards, acquisition and integration expense, or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following:  our business is cyclical and vulnerable to economic downturns and client spending reductions; uncertainties related to government contract appropriations; Budget Control Act of 2011; governmental agencies may modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations applicable to our business; our leveraged position and ability to service our debt; ability to maintain surety and financial capacity; exposure to legal, political and economic risks in different countries as well as currency exchange rate fluctuations; the failure to retain and recruit key technical and management personnel; our insurance policies may not provide adequate coverage; Brexit; unexpected adjustments and cancellations related to our backlog; dependence on third party contractors who fail to satisfy their obligations; systems and information technology interruption; and changing client preferences/demands, fiscal positions and payment patterns. Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in our reports filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). In particular, the Company believes that non-GAAP financial measures such as adjusted EPS, adjusted operating income, adjusted tax rate, adjusted interest expense, organic revenue, and free cash flow also provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted net and operating income to exclude the impact of prior acquisitions and dispositions. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G tables at the back of this release.

AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Six Months Ended
	March 31, 2016	March 31, 2017	% Change	March 31, 2016	March 31, 2017	% Change

Revenue	$4,381,296	$4,427,198	1.0%	$8,678,947	$8,785,547	1.2%
Cost of revenue	4,197,852	4,258,754	1.5%	8,354,645	8,447,130	1.1%
Gross profit	183,444	168,444	(8.2)%	324,302	338,417	4.4%

Equity in earnings of joint ventures	39,016	21,738	(44.3)%	64,279	43,209	(32.8)%
General and administrative expenses	(29,455)	(29,844)	1.3%	(58,094)	(62,483)	7.6%
Acquisition & integration expenses	(50,711)	(19,997)	(60.6)%	(91,749)	(35,409)	(61.4)%
(Loss) gain on disposal activities	(1,536)	572	NM	(42,589)	572	NM
Income from operations	140,758	140,913	0.1%	196,149	284,306	44.9%

Other income	746	1,241	66.4%	3,788	2,101	(44.5)%
Interest expense	(62,723)	(61,801)	(1.5)%	(122,241)	(115,438)	(5.6)%
Income before income tax expense (benefit)	78,781	80,353	2.0%	77,696	170,969	120.0%

Income tax expense (benefit)	12,187	(35,487)	NM	11,505	(10,649)	NM

Net income	66,594	115,840	73.9%	66,191	181,618	174.4%

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(24,766)	(13,444)	(45.7)%	(44,730)	(32,043)	(28.4)%

Net income attributable to AECOM	$41,828	$102,396	144.8%	$21,461	$149,575	597.0%

Net income attributable to AECOM per share:
Basic	$0.27	$0.66	144.4%	$0.14	$0.97	592.9%
Diluted	$0.27	$0.65	140.7%	$0.14	$0.94	571.4%

Weighted average shares outstanding:
Basic	154,295	155,366	0.7%	153,957	154,810	0.6%
Diluted	155,448	158,650	2.1%	155,131	158,322	2.1%

NM — not meaningful

Balance Sheet and Cash Flow Information

(unaudited - in thousands)

	September 30, 2016	March 31, 2017
Balance Sheet Information:
Total cash and cash equivalents	$692,145	$725,972
Accounts receivable — net	4,531,460	4,708,941
Working capital	696,015	1,102,216
Total debt excluding unamortized debt issuance costs	4,125,290	4,261,531
Total assets	13,669,936	13,641,041
Total AECOM stockholders’ equity	3,366,921	3,544,392

AECOM

Reportable Segments

(unaudited - in thousands)

	Design & Consulting Services	Construction Services	Management Services	Corporate	Total
Three Months Ended March 31, 2017
Revenue	$1,867,587	$1,732,692	$826,919	$—	$4,427,198
Cost of revenue	1,761,562	1,712,242	784,950	—	4,258,754
Gross profit	106,025	20,450	41,969	—	168,444
Equity in earnings of joint ventures	6,120	5,265	10,353	—	21,738
General and administrative expenses	—	—	—	(29,844)	(29,844)
Acquisition & integration expenses	—	—	—	(19,997)	(19,997)
Gain on disposal activities	572	—	—	—	572
Income (loss) from operations	$112,717	$25,715	$52,322	$(49,841)	$140,913

Gross profit as a % of revenue	5.7%	1.2%	5.1%	—	3.8%

Three Months Ended March 31, 2016*
Revenue	$1,966,162	$1,513,073	$902,061	$—	$4,381,296
Cost of revenue	1,868,926	1,509,194	819,732	—	4,197,852
Gross profit	97,236	3,879	82,329	—	183,444
Equity in earnings of joint ventures	2,163	2,709	34,144	—	39,016
General and administrative expenses	—	—	—	(29,455)	(29,455)
Acquisition & integration expenses	—	—	—	(50,711)	(50,711)
Loss on disposal activities	—	(1,536)	—	—	(1,536)
Income (loss) from operations	$99,399	$5,052	$116,473	$(80,166)	$140,758

Gross profit as a % of revenue	4.9%	0.3%	9.1%	—	4.2%

*During the first quarter of fiscal year 2017, a maintenance related operation previously reported within our CS segment was realigned within our MS segment to reflect present management oversight. Accordingly, to conform to the current period presentation approximately $33 million of revenue and $31 million of cost of revenue was reclassified for the quarter ended March 31, 2016. For the six months ended March 31, 2016, $66 million of revenue and $63 million of cost of revenue was reclassified.

AECOM

Reportable Segments

(unaudited - in thousands)

	Design & Consulting Services	Construction Services	Management Services	Corporate	Total
Six Months Ended March 31, 2017
Revenue	$3,708,348	$3,482,941	$1,594,258	$—	$8,785,547
Cost of revenue	3,507,082	3,448,732	1,491,316	—	8,447,130
Gross profit	201,266	34,209	102,942	—	338,417
Equity in earnings of joint ventures	10,207	9,574	23,428	—	43,209
General and administrative expenses	—	—	—	(62,483)	(62,483)
Acquisition & integration expenses	—	—	—	(35,409)	(35,409)
Gain on disposal activities	572	—	—	—	572
Income (loss) from operations	$212,045	$43,783	$126,370	$(97,892)	$284,306

Gross profit as a % of revenue	5.4%	1.0%	6.5%	—	3.9%

Contracted backlog	$8,223,679	$12,239,329	$3,542,143	$—	$24,005,151
Awarded backlog	6,749,387	3,976,439	4,595,326	—	15,321,152
Unconsolidated JV backlog	—	2,285,325	831,610	—	3,116,935
Total backlog	$14,973,066	$18,501,093	$8,969,079	$—	$42,443,238

Six Months Ended March 31, 2016*
Revenue	$3,828,249	$3,191,695	$1,659,003	$—	$8,678,947
Cost of revenue	3,651,751	3,176,382	1,526,512	—	8,354,645
Gross profit	176,498	15,313	132,491	—	324,302
Equity in earnings of joint ventures	5,161	5,388	53,730	—	64,279
General and administrative expenses	—	—	—	(58,094)	(58,094)
Acquisition & integration expenses	—	—	—	(91,749)	(91,749)
Loss on disposal activities	—	(42,589)	—	—	(42,589)
Income (loss) from operations	$181,659	$(21,888)	$186,221	$(149,843)	$196,149

Gross profit as a % of revenue	4.6%	0.5%	8.0%	—	3.7%

Contracted backlog	$8,229,473	$11,302,914	$4,021,219	$—	$23,553,606
Awarded backlog	5,908,740	4,826,967	4,324,565	—	15,060,272
Unconsolidated JV backlog	—	1,282,238	1,170,510	—	2,452,748
Total backlog	$14,138,213	$17,412,119	$9,516,294	$—	$41,066,626

*During the first quarter of fiscal year 2017, a maintenance related operation previously reported within our CS segment was realigned within our MS segment to reflect present management oversight. Accordingly, to conform to the current period presentation approximately $33 million of revenue and $31 million of cost of revenue was reclassified for the quarter ended March 31, 2016. For the six months ended March 31, 2016, $66 million of revenue and $63 million of cost of revenue was reclassified.

AECOM

Regulation G Information

($ in millions)

Reconciliation of Amounts Provided by Acquired Companies

	Three Months Ended March 31, 2017			Six Months Ended March 31, 2017
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies

Revenue
AECOM Consolidated	$4,427.2	$45.1	$4,382.1	$8,785.5	$95.8	$8,689.7
Design & Consulting Services	1,867.5	—	1,867.5	3,708.3	—	3,708.3
Construction Services	1,732.7	45.1	1,687.6	3,482.9	95.8	3,387.1
Management Services	827.0	—	827.0	1,594.3	—	1,594.3

Reconciliation of Net Income Attributable to AECOM to EBITDA

	Three Months Ended			Six Months Ended
	Mar 31, 2016	Dec 31, 2016	Mar 31, 2017	Mar 31, 2016	Mar 31, 2017

Net income attributable to AECOM	$41.9	$47.2	$102.4	$21.5	$149.6
Income tax expense (benefit)	12.2	24.8	(35.4)	11.5	(10.6)
Income attributable to AECOM before income taxes	54.1	72.0	67.0	33.0	139.0
Depreciation and amortization(1)	109.8	66.5	72.1	224.1	138.6
Interest income(2)	(0.8)	(0.7)	(1.3)	(1.8)	(2.0)
Interest expense(3)	58.2	50.4	52.7	113.3	103.1
EBITDA	$221.3	$188.2	$190.5	$368.6	$378.7

(1) Includes the amount for noncontrolling interests in consolidated subsidiaries; (2) Included in other income; (3) Excludes related amortization

Reconciliation of Total Debt to Net Debt

	Balances at:
	Mar 31, 2016	Dec 31, 2016	Mar 31, 2017
Short-term debt	$10.5	$14.8	$21.4
Current portion of long-term debt	332.0	343.9	331.2
Long-term debt, gross	4,130.1	3,805.3	3,908.9
Total debt excluding unamortized debt issuance costs	4,472.6	4,164.0	4,261.5
Less: Total cash and cash equivalents	669.8	697.7	725.9
Net debt	$3,802.8	$3,466.3	$3,535.6

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Six Months Ended		Three Months Ended
	Mar 31, 2015	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017
Net cash provided by (used in) operating activities	$332.6	$431.8	$78.0	$113.2	$260.1	$362.9	$77.5	$(46.1)
Capital expenditures, net	(55.6)	(13.8)	(0.8)	(30.3)	(68.8)	(36.9)	(21.0)	(17.7)
Free cash flow	$277.0	$418.0	$77.2	$82.9	$191.3	$326.0	$56.5	$(63.8)

	Fiscal Years Ended Sep 30,
	2012	2013	2014	2015	2016
Net cash provided by operating activities	$433.4	$408.6	$360.6	$764.4	$814.2
Capital expenditures, net	(62.9)	(52.1)	(62.8)	(69.4)	(136.8)
Free cash flow	$370.5	$356.5	$297.8	$695.0	$677.4

AECOM

Regulation G Information

(in millions, except per share data)

Reconciliation of Reported Amounts to Adjusted Amounts Excluding Acquisition and Integration Related Expenses, Financing Charges in Interest Expense, the Amortization of Intangible Assets and the Financial Impacts Associated with Dispositions of Non-core Businesses and Assets

	Three Months Ended			Six Months Ended
	Mar 31, 2016	Dec 31, 2016	Mar 31, 2017	Mar 31, 2016	Mar 31, 2017

Income from operations	$140.7	$143.4	$140.9	$196.1	$284.3
Non-core operating losses	5.5	2.0	0.5	12.6	2.5
Acquisition and integration expenses	50.8	15.4	20.0	91.8	35.4
Loss (gain) on disposal activities	1.6	—	(0.6)	42.6	(0.6)
Amortization of intangible assets	70.0	27.4	27.7	145.0	55.1
Adjusted income from operations	$268.6	$188.2	$188.5	$488.1	$376.7

Income before income tax expense (benefit)	$78.8	$90.6	$80.4	$77.7	$171.0
Non-core operating losses	5.5	2.0	0.5	12.6	2.5
Acquisition and integration expenses	50.7	15.4	20.0	91.7	35.4
Loss (gain) on disposal activities	1.6	—	(0.6)	42.6	(0.6)
Amortization of intangible assets	70.0	27.4	27.7	145.0	55.1
Financing charges in interest expense	4.1	2.8	8.7	8.2	11.5
Adjusted income before income tax expense (benefit)	$210.7	$138.2	$136.7	$377.8	$274.9

Income tax expense (benefit)	$12.2	$24.8	$(35.4)	$11.5	$(10.6)
Tax effect of the above adjustments…	35.1	8.8	15.5	71.0	24.3
Adjusted income tax expense (benefit)	$47.3	$33.6	$(19.9)	$82.5	$13.7

…  Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Noncontrolling interests in income of consolidated subsidiaries, net of tax	$(24.7)	$(18.6)	$(13.4)	$(44.7)	$(32.0)
Amortization of intangible assets included in NCI, net of tax	(4.0)	(2.4)	(2.4)	(10.5)	(4.8)
Adjusted noncontrolling interests in income of consolidated subsidiaries, net of tax	$(28.7)	$(21.0)	$(15.8)	$(55.2)	$(36.8)

Net income attributable to AECOM	$41.9	$47.2	$102.4	$21.5	$149.6
Non-core operating losses	5.5	2.0	0.5	12.6	2.5
Acquisition and integration expenses	50.7	15.4	20.0	91.7	35.4
Amortization of intangible assets	70.0	27.4	27.7	145.0	55.1
Loss (gain) on disposal activities	1.6	—	(0.6)	42.6	(0.6)
Financing charges in interest expense	4.1	2.8	8.7	8.2	11.5
Tax effect of the above adjustments	(35.2)	(8.8)	(15.6)	(71.0)	(24.4)
Amortization of intangible assets included in NCI, net of tax	(4.0)	(2.4)	(2.4)	(10.5)	(4.8)
Adjusted net income attributable to AECOM	$134.6	$83.6	$140.7	$240.1	$224.3

Net income attributable to AECOM — per diluted share	$0.27	$0.30	$0.65	$0.14	$0.94
Per diluted share adjustments:
Non-core operating losses	0.04	0.01	0.01	0.09	0.02
Acquisition and integration expenses	0.33	0.10	0.12	0.59	0.22
Amortization of intangible assets	0.45	0.17	0.18	0.93	0.35
Loss on disposal activities	0.01	—	—	0.27	—
Financing charges in interest expense	0.03	0.02	0.05	0.06	0.07
Tax effect of the above adjustments	(0.23)	(0.05)	(0.11)	(0.46)	(0.15)
Amortization of intangible assets included in NCI, net of tax	(0.03)	(0.02)	(0.01)	(0.07)	(0.03)
Adjusted net income attributable to AECOM — per diluted share	$0.87	$0.53	$0.89	$1.55	$1.42
Weighted average shares outstanding — diluted	155.4	158.0	158.7	155.1	158.3

AECOM

Regulation G Information

($ in millions, except per share data)

Reconciliation of Reported Amounts to Adjusted Amounts Excluding Acquisition and Integration Related Expenses, Financing Charges in Interest Expense, the Amortization of Intangible Assets and the Financial Impacts Associated with Dispositions of Non-core Businesses and Assets

	Three Months Ended			Six Months Ended
	Mar 31, 2016	Dec 31, 2016	Mar 31, 2017	Mar 31, 2016	Mar 31, 2017

EBITDA(1)	$221.3	$188.2	$190.5	$368.6	$378.7
Non-core operating losses	5.5	2.0	0.5	12.6	2.5
Acquisition and integration expenses	50.7	15.4	20.0	91.7	35.4
Loss (gain) on disposal activities	1.5	—	(0.6)	42.6	(0.6)
Depreciation expense included in acquisition and integration expense line above	(6.2)	(0.3)	(0.5)	(12.1)	(0.8)
Adjusted EBITDA	$272.8	$205.3	$209.9	$503.4	$415.2
Other expense	(0.8)	(0.8)	(1.3)	(3.8)	(2.1)
Interest income(2)	0.8	0.7	1.3	1.8	2.0
Depreciation(3)	(33.0)	(38.0)	(37.2)	(68.6)	(75.2)
Noncontrolling interests in income of consolidated subsidiaries, net of tax	24.8	18.6	13.4	44.8	32.0
Amortization of intangible assets included in NCI, net of tax	4.0	2.4	2.4	10.5	4.8
Adjusted income from operations	$268.6	$188.2	$188.5	$488.1	$376.7

(1) See Reconciliation of Net Income Attributable to AECOM to EBITDA; (2) Included in other income; (3) Excluding acquisition and integration related expenses

Segment income from Operations‡
Design & Consulting Services Segment:
Income from operations	$99.4	$99.3	$112.7	$181.7	$212.0
Non-core operating losses	5.5	2.0	0.5	7.4	2.5
Gain on disposal activities	—	—	(0.6)	—	(0.6)
Amortization of intangible assets	35.6	7.0	6.9	72.5	13.9
Adjusted income from operations	$140.5	$108.3	$119.5	$261.6	$227.8

Construction Services Segment:
Income (loss) from operations	$5.0	$18.1	$25.7	$(21.9)	$43.8
Non-core operating losses	—	—	—	5.2	—
Loss on disposal activities	1.6	—	—	42.6	—
Amortization of intangible assets	10.6	7.3	7.8	21.5	15.1
Adjusted income from operations	$17.2	$25.4	$33.5	$47.4	$58.9

Management Services Segment:
Income from operations	$116.5	$74.0	$52.4	$186.2	$126.4
Amortization of intangible assets	23.9	13.1	13.0	51.0	26.1
Adjusted income from operations	$140.4	$87.1	$65.4	$237.2	$152.5

‡ During the first quarter of fiscal year 2017, a maintenance related operation previously reported within our CS segment was realigned within our MS segment to reflect present management oversight. Accordingly, to conform to the current period presentation approximately $33 million of revenue and $31 million of cost of revenue was reclassified for the quarter ended March 31, 2016. For the six months ended March 31, 2016, $66 million of revenue and $63 million of cost of revenue was reclassified.

FY17 GAAP EPS Guidance based on Adjusted EPS Guidance

Fiscal Year End 2017

GAAP EPS Guidance	$2.14 to $2.54
Adjusted EPS Excludes:
Amortization of intangible assets	$0.60
Acquisition and integration-related expenses	$0.23
Financing charges in interest expense	$0.11
Year-to-date non-core operating losses	$0.01
Tax effect of the above items*	($0.29)
Adjusted EPS Guidance (Non-GAAP)	$2.80 to $3.20

*The adjusted tax expense differs from the GAAP tax expense based on the deductibility and tax rate applied to each of the adjustments.

FY17 GAAP Tax Rate Guidance based on Adjusted Tax Rate Guidance

Fiscal Year End 2017

GAAP Tax Rate Guidance	12%
Tax rate impact from adjustments to GAAP earnings	4%
Tax rate impact from inclusion of NCI deduction	2%
Effective Tax Rate for Adjusted Earnings Guidance	18%

FY17 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance

Fiscal Year End 2017
(in millions)
GAAP Interest Expense Guidance	$228
Financing charge in interest expense	$18
Adjusted Interest Expense Guidance	$210